               UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION
                           UST CORP. AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET

                                 March 31, 1998


         The following Unaudited Pro Forma Condensed Combining Balance Sheet presents the combined financial position of UST Corp. ("UST") and subsidiaries and Somerset Savings Bank and its subsidiaries ("Somerset") as of March 31, 1998, assuming the combination, which was consummated on July 20, 1998, had occurred as of March 31, 1998.

         The accompanying pro forma information is based on historical balance sheet data of UST and Somerset as of March 31, 1998, giving effect to the combination of UST and Somerset under the pooling of interests method of accounting. The combination of Somerset with UST reflects the issuance of 0.19 shares of UST Common Stock in exchange for, and in cancellation of, each outstanding share of Somerset Common Stock. The difference between the par value of the UST Common Stock issued and the par value of the Somerset Common Stock acquired ($14,741,000) has been recorded to Additional paid-in capital. The Unaudited Pro Forma Condensed Combining Balance Sheet reflects an after-tax charge for estimated merger and reorganization expenses of $5.3 million ($7.5 million pre-tax).

         The Unaudited Pro Forma Condensed Combining Balance Sheet should be read in conjunction with the Unaudited Pro Forma Condensed Combined Statements of Income contained herein and the unaudited financial statements and notes thereto of each of UST and Somerset. The unaudited financial statements of UST are incorporated by reference in this Form 8-K. The unaudited statements of Somerset are included as Exhibit 99.2 in this Form 8-K. The Unaudited Pro Forma Condensed Combining Balance Sheet is presented for informational purposes only and is not necessarily indicative of the combined financial position that would have occurred if the combination of UST and Somerset had been consummated on March 31, 1998, or at the beginning of the periods indicated or which may be obtained in the near future.



                           UST Corp. and Subsidiaries
                          Unaudited Pro Forma Condensed
                             Combining Balance Sheet
                                 March 31, 1998
                                 (In thousands)

                                   Historical     Historical     Adjustments      Pro Forma
                                         UST       Somerset     (Notes 1 & 2)     Combined

Cash and due from banks,
   and interest-bearing deposits   $  101,914      $   8,417                    $  110,331
Federal funds sold and
   other short-term investments        28,821          7,490                        36,311
Securities:
   Available-for-sale..........       689,605                                      689,605
   Held-to-maturity............                       84,663                        84,663
                                   ----------      ---------                    ----------
       Total...................       689,605         84,663                       774,268
Loans, net of reserve for
   possible loan losses........     2,839,129        408,427                     3,247,556
Premises, furniture and
   equipment, net..............        63,947         12,372                        76,319
Intangible assets, net.........        55,987                                       55,987
Other property owned, net......         1,370          4,402                         5,772
Other assets...................        54,082          7,249                        61,331
                                   ----------      ---------                    ----------
         Total assets..........    $3,834,855      $ 533,020      $  -          $4,367,875
                                   ==========      =========      ========      ==========


Deposits:
   Noninterest bearing.........       657,672         22,748                       680,420
   Interest bearing:
      NOW......................        56,391         30,452                        86,843
      Money market.............       678,470         48,909                       727,379
      Regular savings..........       703,330         69,838                       773,168
      Time deposits............       862,215        280,530                     1,142,745
                                   ----------      ---------                    ----------
         Total deposits........     2,958,078        452,477                     3,410,555

Borrowings.....................       474,679         38,447                       513,126
Other liabilities..............        51,497          3,446          5,300         60,243
                                   ----------      ---------    -----------      ----------
         Total liabilities.....     3,484,254        494,370          5,300      3,983,924

Stockholders' investment:
   Common stock................        18,636         16,727        (14,741)        20,622
   Additional paid-in capital..       118,767         18,692         14,741        152,200
   Retained earnings...........       210,633          3,231         (5,300)       208,564
   Accumulated Other
      Comprehensive Income.....         2,326                                        2,326
   Deferred compensation and
      other....................           239                                          239
                                   ----------      ---------      ---------     ----------
   Stockholders' investment....       350,601         38,650         (5,300)       383,951
                                   ----------      ---------      ---------     ----------
          Total liabilities and
             stockholders'
             investment........    $3,834,855      $ 533,020      $       -     $4,367,875
                                   ==========      =========      ===========   ==========


 See accompanying Notes to Unaudited Pro Forma Condensed Financial Information.


                           UST CORP. AND SUBSIDIARIES
                          UNAUDITED PRO FORMA CONDENSED

                      COMBINED STATEMENTS OF INCOME SUMMARY


         The following Unaudited Pro Forma Condensed Combined Statements of Income give effect to UST's acquisition of Somerset by combining the results of operations of UST for the three months ended March 31, 1998, with the results of operations of Somerset for the three months ended March 31, 1998, on a pooling of interests basis, assuming the combination, which was consummated on July 20, 1998, had occurred as of January 1, 1998. Income per weighted average common share outstanding is based on the exchange ratio of 0.19 shares of UST for each share of Somerset as specified in the Affiliation Agreement. The Unaudited Pro Forma Condensed Combined Statements of Income should be read in conjunction with the Unaudited Pro Forma Condensed Combining Balance Sheet appearing elsewhere in this Form 8-K. The Unaudited Pro Forma Condensed Combining Balance Sheet reflects an after-tax charge for estimated merger and reorganization expenses of $5.3 million ($7.5 million pre-tax) for Somerset; however, since these expenses are nonrecurring, they have not been reflected in the Unaudited Pro Forma Condensed Combined Statements of Income. The pro forma combined statements of income do not give effect to any anticipated cost savings in connection with the combination. The Unaudited Pro Forma Condensed Combined Statements of Income are presented for information purposes only and are not necessarily indicative of the combined results of operations that would have occurred if the combination of UST and Somerset had been consummated on January 1, 1998, or at the beginning of the period indicated or which may be obtained in the future.



                           UST CORP. AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                    FOR THE THREE MONTHS ENDED MARCH 31, 1998
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                             Historical       Historical       Pro Forma
                                                   UST         Somerset        Combined

Interest income:
  Interest and fees on loans...........       $ 62,421         $  9,945        $ 72,366
  Interest and dividends on securities          10,729            1,432          12,161
  Interest on federal funds sold and
  other................................            966               55           1,021
                                              --------         --------        --------
     Total interest income.............         74,116           11,432          85,548
                                              --------         --------        --------
Interest expense:
  Interest on deposits.................         20,543            5,057          25,600
  Interest on borrowings...............          5,945              600           6,545
                                              --------         --------        --------
     Total interest expense............         26,488            5,657          32,145
                                              --------         --------        --------
Net interest income....................         47,628            5,775          53,403
Provision for possible loan losses.....            975                              975
                                              --------         --------        --------
Noninterest income.....................         46,653            5,775          52,428
                                              --------         --------        --------
  Asset management fees................          3,728                            3,728
  Fees and charges.....................          3,952              143           4,095
  Gain on sale of assets...............                               9               9
  Securities gains, net................          1,441                            1,441
  Other................................          2,200              246           2,446
                                              --------         --------        --------
     Total noninterest income..........         11,321              398          11,719
                                              --------         --------        --------
Noninterest expense:
  Salary and employee benefits.........         19,279            1,827          21,106
  Occupancy and equipment..............          5,682              404           6,086
  Data processing services ............          1,378              152           1,530
  Professional and consulting..........            966              110           1,076
  Foreclosed asset and workout expense.            156              343             499
  Other................................          9,696              653          10,349
                                              --------         --------        --------
     Total noninterest expense.........         37,157            3,489          40,646
                                              --------         --------        --------
Income before income taxes.............         20,817            2,684          23,501
Income taxes...........................          7,961               19           7,980
                                              --------         --------        --------
Net income.............................       $ 12,856         $  2,665        $ 15,521
                                              ========         ========        ========

Per share data:
  Basic earnings per share.............       $   0.43         $   0.16        $   0.47
  Diluted earnings per share...........       $   0.42         $   0.16        $   0.46
  Basic weighted average shares             29,800,873       16,665,406      32,967,300
  Diluted weighted average shares......     30,369,848       16,964,174      33,593,041

 See accompanying Notes to Unaudited Pro Forma Condensed Financial Information.

          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION


NOTE 1:

         The combination has been accounted for as a pooling of interests. Accordingly, pro forma financial information assumes that the combination was consummated as of the beginning of the periods indicated herein. Certain reclassifications have been made to the accounts of Somerset in the accompanying Unaudited Pro Forma Condensed Combining Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Income to conform to UST presentation. Pro forma results of operations do not reflect nonrecurring items of income and expense relating directly from the combination.

         The effect of estimated one-time, after-tax charges of $5.3 million ($7.5 million pre-tax) recorded in connection with the combination has been reflected in the accompanying Unaudited Pro Forma Condensed Combining Balance Sheet as a reduction in retained earnings, and an increase in other liabilities, net of a 40 percent tax benefit of $2.2 million, after excluding $2.1 million of nondeductible expense. These changes have not been reflected in the Unaudited Pro Forma Condensed Combined Statements of Income since they are nonrecurring. The pro forma financial information does not give effect to any cost savings in connection with the combination.

NOTE 2:

         The pro forma stockholders' investment accounts of UST and Somerset have been adjusted in the accompanying Unaudited Pro Forma Condensed Combining Balance Sheet to reflect the issuance of shares of UST Common Stock in exchange for all of the outstanding shares of Somerset Common Stock. The number of shares of UST Common Stock issued pursuant to the acquisition of Somerset were based upon the number of Somerset shares outstanding as of July 20, 1998 for Somerset. The exchange ratio of
         0.19 shares of UST Common Stock for each share of Somerset Common Stock is specified in the Affiliation Agreement. The differences between the par value of the UST Common Stock issued ($0.625 per share) and the par value of the Somerset Common Stock acquired ($1.00 per share) has been recorded to Additional paid-in capital.

NOTE 3:

         Pro forma earnings per share amounts in the accompanying Unaudited Pro Forma Condensed Combined Statements of Income are based on the weighted average number of common shares of the constituent companies outstanding during each period assuming an exchange ratio of 0.19 shares of UST Common Stock for each share of Somerset Common Stock.